CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 20, 2004

Altus Explorations, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31444
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and zip code)

(662) 893-7376
(Registrant's telephone number, including area code)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

Malone & Bailey, PLLC (the "Former Accountant") was dismissed on August 20, 2004 as the Company's independent auditors. Malone & Bailey's report dated March 22, 2004, except for Note 10, which is dated March 31, 2004, on the Company's balance sheet of Altus Exploration, Inc. as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for each of the two years then ended, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements, and in the subsequent interim period, there were no disagreements with Malone & Bailey, PLLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Malone & Bailey PLLC would have caused Malone & Bailey, PLLC to make reference to the matter in their report. The Company has requested Malone & Bailey, PLLC to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 20, 2004 is filed as Exhibit 16 to this Form 8-K. Lopez, Blevin, Bork & Associates, L.L.P. was engaged on August 20, 2004 as the Company's principal accountant to audit the financial statements of the Company. The decision to change accountants was approved by the Board of Directors.

During the years ended December 31, 2003 and 2002 and subsequent to December 31, 2003 through the date hereof, neither the Company nor anyone on its behalf consulted with Lopez, Blevin, Bork & Associates, L.L.P. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor has Lopez, Blevin, Bork & Associates, L.L.P. provided to the Company a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with the Company's former accountant.

The Company has requested Lopez, Blevin, Bork & Associates, L.L.P. review the disclosure in this report on Form 8-K and provided Lopez, Blevin, Bork & Associates, L.L.P.the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which Lopez, Blevin, Bork & Associates, L.L.P. does not agree with the statements made by the Company in this report. Lopez, Blevin, Bork & Associates, L.L.P. has advised the Company that no such letter need be issued.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

16.1 Letter from Malone & Bailey, PLLC regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Explorations, Inc.

By: / s / Don Sytsma
Don Sytsma, Chief Financial Officer

Dated: August 20, 2004